UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

______________________________________________

Date of Report (Date of Earliest Event Reported):         February 5, 2016

BEIGENE, LTD.

(Exact name of Registrant as specified in its Charter)

Cayman Islands (State or other Jurisdiction of Incorporation or Organization)	001-37686 (Commission File Number)	98-1209416 (I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands
(Address of Principal Executive Offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

In connection with its initial public offering, on February 5, 2016, BeiGene, Ltd. (the “Company” ) entered into a Deposit Agreement with Citibank, N.A. and the holders and beneficial owners of American Depositary Shares issued thereunder (the “Deposit Agreement”). The terms of the Deposit Agreement were previously disclosed in the Company’s Registration Statement on Form S-1 (File No. 333-207459) (the “Registration Statement”).

On February 8, 2015, as of the closing of the initial public offering, the Amendment No. 1 (the “IRA Amendment”) to the Company’s Second Amended and Restated Investors’ Rights Agreement dated as of April 21, 2015 by and among the Company and the other parties thereto (the “IRA”) became effective, which provides that, subject to other limitations, with respect to the piggyback rights for the Company and/or shareholder registered offerings under Sections 2.1 and 2.2 of the IRA, such rights will continue so long as a holder owns, beneficially or of record, at least 4% of the Company’s outstanding ordinary shares.

The descriptions of the Deposit Agreement and the IRA Amendment are qualified by reference to the Deposit Agreement and the IRA Amendment, copies of which are filed hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities.

As previously disclosed in the Company’s Registration Statement, the Company had (i) 668,127 shares issuable upon the exercise of warrants outstanding as of September 30, 2015 at an exercise price of $0.675 per share, which warrants prior to the closing of the initial public offering were exercisable to purchase the Company’s Series A preferred shares (which would automatically convert into ordinary shares at the closing of the initial public offering); (ii) 2,592,593 shares issuable upon the exercise of warrants outstanding as of September 30, 2015 at an exercise price of $0.675 per share, which warrants prior to the closing of the initial public offering were exercisable to purchase the Company’s ordinary shares; and (iii) 1,451,586 shares issuable upon the exercise of options outstanding as of September 30, 2015 at an exercise price of $0.675 per share, which options prior to the closing of the initial public offering were exercisable to purchase the Company’s ordinary shares.  Prior to the closing of the initial public offering, the Company issued 4,665,816 ordinary shares (as converted) to the holders of the warrants and options upon exercises of these warrants and options at an exercise price of $0.675 per share.

As previously disclosed in the Company’s Registration Statement, on February 2, 2011, the Company issued an 8% senior note for an aggregate principal amount of $10 million to Merck Sharp & Dohme Research GmbH (“MSD”).  Pursuant to a Note Amendment and Exchange Agreement, dated January 26, 2016, by and between the Company and MSD, on February 8, 2016, the entire outstanding unpaid principal and interest of the MSD note as of February 2, 2016 (i.e., $14,693,281) was automatically exchanged into 7,942,314 of the Company’s ordinary shares at $1.85 per share, the initial offering price per ordinary share calculated based on the initial public offering price per American Depositary Share divided by 13, the then ordinary share-to-ADS ratio.

The Company deemed the offers, sales and issuances of the securities described above to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), (1) under Section 4(a)(2) of the Securities Act because the transactions were between an issuer and sophisticated investors and did not involve any public offering within the meaning of Section 4(a)(2); (2) under Regulation S promulgated under the Securities Act because offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States; or (3) under Section 3(a)(9) of the Securities Act as exchange offers.

Item 3.03              Material Modification to Rights of Security Holders.

See the discussions set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K, which discussions are incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Company’s initial public offering on February 8, 2016, the following individuals were elected to the Company’s board of directors.  These directors were initially nominated pursuant to the board composition provisions of the Company’s Voting Agreement dated April 21, 2015 as described in the Registration Statement, which agreement terminated at the closing of the initial public offering.

Xiaodong Wang, Ph.D.

Dr. Wang, age 52, is the Company’s Founder and has served as the Chairman of the Company’s scientific advisory board since 2011. He has served as the founding Director of the National Institute of Biological Sciences in Beijing since 2003 and became its Director and Investigator in 2010. Previously, he was a Howard Hughes Medical Institute Investigator from 1997 to 2010 and held the position of the George L. MacGregor Distinguished Chair Professor in Biomedical Sciences at the University of Texas Southwestern Medical Center in Dallas, Texas from 2001 to 2010. In 2004, Dr. Wang founded Joyant Pharmaceuticals, Inc., a venture capital-backed biotechnology company focused on the development of small molecule therapeutics for cancer. Dr. Wang received his Ph.D. in Biochemistry from the University of Texas Southwestern Medical Center and B.S. in Biology from Beijing Normal University. Dr. Wang has been a member of the National Academy of Science, USA since 2004 and a foreign associate of the Chinese Academy of Sciences since 2013. The Company believes that Dr. Wang’s extensive experience in cancer drug research, combined with his experience in the biotech industry, qualify him to serve as a member of the Company’s board of directors.

Dr. Wang has been providing scientific and strategic advisory services to the Company. He currently receives an annual fixed fee of $100,000. On April 3, 2013, the Company granted him an option to purchase 1,199,000 ordinary shares at an exercise price of $0.01 per share. On July 20, 2014, Dr. Wang purchased 1,616,000 ordinary shares from the Company for an aggregate purchase price of $16,160. On June 29, 2015, the Company granted him an option to purchase 500,000 ordinary shares at an exercise price of $0.50 per share. On July 19, 2015, the Company granted him an option to purchase 3,800,167 ordinary shares at an exercise price of $0.50 per share.

Timothy Chen

Mr. Chen, age 59,  has served as the Corporate Vice President of Hon Hai Technology Group and President of Asia Pacific Telecom since January 2016.  He was the President of Telstra International Group from November 2012 to December 2015. He has also served as Chairman of the board of Autohome Inc. since 2012. Previously, Mr. Chen was a partner of a China Opportunities Fund within GL Capital Group from 2010 to 2012. He was the CEO of National Basketball Association China from 2007 to 2010, the Corporate Vice President of Microsoft and the CEO of its Greater China region from 2003 to 2007, the Corporate Vice President of Motorola and the Chairman and President of Motorola (China) Electronics from 2001 to 2003. Before Microsoft, he was the CEO of 21CN Cybernet, a company listed on the Hong Kong Stock Exchange, from 2000 to 2001. Prior to 2000, Mr. Chen spent eight years in China with Motorola, including serving as the General Manager responsible for the sales and marketing for the Greater China Cellular Infrastructure Division. He also spent nine years with AT&T Bell Laboratories in the United States. Mr. Chen holds an MBA degree from the University of Chicago, a master’s degree in both computer science and mathematics from Ohio State University, and a bachelor’s degree from Chiao Tung University. The Company believes that Mr. Chen’s extensive business expertise in Asia and globally qualify him to serve as a member of the Company’s board of directors.

Mr. Chen was designated to serve on the compensation committee of the board of directors. Effective on February 8, 2016, the Company granted Mr. Chen an option to purchase 460,626 ordinary shares at an exercise price of $2.43 per share.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Company’s Registration Statement, on February 8, 2016, the Company’s Fourth Amended and Restated Memorandum and Articles of Association (the “Restated Articles”) became effective in connection with the closing of the Company’s  initial public offering. The Company’s board of directors and shareholders previously approved the Restated Articles to be effective in connection with the closing of the Company’s initial public offering. The Restated Articles amend and restate the Company’s Third Amended and Restated Memorandum and Articles of Association in its entirety to, among other things: (i) eliminate all references to the previously-existing series of preferred shares; (ii) authorize 9,500,000,000 ordinary shares and 500,000,000 shares of such class or classes (howsoever designated) as the board of directors may determine; (iii) divide the board of directors into three classes; (iv) provide that, subject to limited exceptions, the courts of Cayman Islands will be the sole and exclusive forum for (1) any derivative action or proceeding brought on the Company’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of the Company’s directors, officers or other employees to the Company or the Company’s shareholders, (3) any action asserting a claim against the Company arising pursuant to any provision of the Companies Law of the Cayman Islands or the articles of association, or (4) any other action asserting a claim against the Company that is governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States); and (v) provide that, unless otherwise determined by a simple majority of the Company’s board of directors in its sole discretion, consistent with the directors’ fiduciary duties to act in the best interests of the Company, in the event that (1) any shareholder (the claiming party) initiates or asserts any claim or counterclaim or joins, offers substantial assistance to or has a direct financial interest in any claim against the Company and (2) the claiming party (or the third party that received substantial assistance from the claiming party or in whose claim the claiming party had a direct financial interest) does not obtain a judgment on the merits in which the claiming party prevails, then each claiming party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse the Company for all fees, costs and expenses (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the Company may incur in connection with such claim.

The foregoing description of the Restated Articles is qualified by reference to the Restated Articles, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Memorandum and Articles of Association of the Company, as amended and currently in effect
4.1	Deposit Agreement dated February 5, 2016 by and among the Company, the Depositary and holders of the American Depositary Receipts
4.2	Form of American Depositary Receipt (included in Exhibit 4.1)
4.3

Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated January 26, 2016, by and among the Company and certain shareholders named therein (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-207459), filed on January 27, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: February 11, 2016	By:	/s/ Howard Liang
	Name:	Howard Liang
	Title:	Chief Financial Officer and Chief Strategy Officer

Exhibit Index

Exhibit No.	Description
3.1	Fourth Amended and Restated Memorandum and Articles of Association of the Company, as amended and currently in effect
4.1	Deposit Agreement dated February 5, 2016 by and among the Company, the Depositary and holders of the American Depositary Receipts
4.2	Form of American Depositary Receipt (included in Exhibit 4.1)
4.3

Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated January 26, 2016, by and among the Company and certain shareholders named therein (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-207459), filed on January 27, 2016)